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                                                               EXHIBIT 9(a)(3)

                        AMENDMENT NUMBER 1 TO THE REMOTE
                     ACCESS AND RELATED SERVICES AGREEMENT


         This Amendment Number 1 effective October 4, 1995 is made to the Remote Access and Related Services Agreement dated December 23, 1994 (the "Remote Agreement") by and between each registered investment company listed on the signature pages hereof, either for itself or, with respect to each such company that is a series investment company, on behalf of each of the series or class named on the signature pages hereof (the "Fund") and THE SHAREHOLDER SERVICES GROUP, INC. ("TSSG"), a Massachusetts corporation with principal offices at One Exchange Place, Boston, Massachusetts 02109.

         WHEREAS, the Fund desires to incorporate any changes or deletions to those registered investment companies listed on the signature page of the Remote Agreement as set forth on the signature page hereof;

         WHEREAS, the Fund in connection with its access to the TSSG System, desires to access and use TSSG's proprietary software known as the Structured Query Language Application Programming Interface Product Release 5.0 (the "SQL/API Product"); and

         WHEREAS, TSSG desires to provide such access to the Fund solely in conjunction with the Fund's use of the TSSG System.

         In consideration of their mutual promises contained herein, the Fund and TSSG agree to modify the Remote Access and Related Services Agreement (the "Remote Agreement") as follows:

1. TSSG grants to the Fund a non-transferable and non-exclusive license to access and use TSSG's SQL/API Product, maintained on the TSSG System at the TSSG Facility, solely to process data with respect to the Fund's internal business. The Fund is authorized to use the SQL/API product only in connection with the Fund's remote use of the TSSG System. The Fund shall be prohibited from the further sale, lease, transfer, license or sub-license, assignment or marketing in any manner of the SQL/API Product, or any other proprietary software used in conjunction with the TSSG System. The Fund shall also be prohibited from the sale, lease, transfer, license, sub-license, assignment, or marketing in any manner of any software product developed in conjunction with the SQL/API Product.

2. It is acknowledged that the Fund acquires only the right to use the SQL/API Product while the Remote Agreement is in effect between the parties and such right and said license shall terminate upon termination of the Remote Agreement. The Fund acknowledges that it does not acquire any rights of ownership in the SQL/API Product. This Agreement and the license granted pursuant hereto may not be assigned, sublicensed or transferred.


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3.       The Fund shall not have the right to use the SQL/API Product other than in connection with the use of the TSSG System in compliance with the Remote Agreement. The Fund may use the SQL/API Product to access the TSSG System using only TSSG Proprietary Software or software developed internally by the Fund.

4. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AMENDMENT, TSSG MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OR ANY SERVICES PROVIDED UNDER THIS AGREEMENT.

5.       Infringement Indemnity   TSSG shall defend, at its expense, any action
         brought against the Fund to the extent that is based on a claim that the SQL/API Product infringes a United States copyright or duly issued patent, or misappropriates the trade secrets of a third party. TSSG shall indemnify and hold harmless the Fund against damages and costs (including penalties, interest and reasonable attorney's fees) finally awarded against the Fund directly attributable to such claim provided that the Fund gives TSSG prompt written notice of such claim, reasonable assistance and sole authority to defend or settle such claim. If the SQL/API Product becomes, or in TSSG's opinion is likely to become, the subject of such a claim then TSSG may, at its option:
         (a) procure for the Fund the right to use the SQL/API Product free of any liability for infringement or (b) replace or modify the SQL/API Product to make it noninfringing. If TSSG is unable or determines that it is commercially impracticable to undertake clause (a) or (b) of this Section 5, the Fund will cease to use the directly affected portion of the SQL/API Product, and if such SQL/API Product is in the Fund's control, the Fund shall return or destroy it, and (c) TSSG will grant to the Fund a pro-rata credit for the annual maintenance fee that the Fund paid computed by dividing such fee by the total number of months in the then current term of the license for the SQL/API Product and multiplying the result by the number of months left in the unexpired license term for the SQL/API Product.

         TSSG shall have no obligation under this Section 5 if the alleged infringement or violation is based upon the use of the SQL/API Product in combination with other equipment or other software not furnished by TSSG or if such claim arises from TSSG's compliance with the Fund's designs, specifications or instructions or from the Fund's modification of the SQL/API Product.

         THIS SECTION STATES THE ENTIRE LIABILITY OF TSSG CONCERNING PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHTS INFRINGEMENT.



                                      2


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6.       Notwithstanding anything in this Amendment to the contrary, the Fund's license to use the SQL/API Product will automatically terminate upon termination of the Remote Agreement. This Amendment will terminate automatically in the event of a breach of the sublicense.

7. TSSG shall take reasonable measures to enforce appropriate compliance with the foregoing restrictions up to and including the institution and diligent prosecution of proper legal proceedings.

8. The Fund will agree to compensate TSSG for all fees as referenced on the attached Schedule #1 to this Amendment, and such other schedules as may be agreed upon between the parties from time to time.

The Agreement as modified by this Amendment ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty or other promise not expressly contained herein with respect to the subject matter hereof.





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         The parties to this Amendment have caused it to be executed by their duly authorized officers as of the date and year referenced above.

AIM EQUITY FUNDS, INC.                                      AIM INVESTMENT SECURITIES FUNDS,
on behalf of the Class A and B Shares of                    on behalf of its AIM Limited Maturity
the Retail Classes of its AIM Charter Fund                  Treasury Shares
and AIM Weingarten Fund, and on behalf of the
Class A Shares of the Retail Classes
of AIM Constellation Fund and AIM                           By: /s/ ROBERT H. GRAHAM
Aggressive Growth Fund Portfolios                               -----------------------------------------------

                                                            Title: President
By: /s/ ROBERT H. GRAHAM                                          ---------------------------------------------
    -----------------------------------------------

Title: President                                            AIM TAX-EXEMPT FUNDS, INC.,
      ---------------------------------------------         on behalf of its AIM Tax-Exempt Cash Fund and AIM
                                                            Tax-Exempt Bond Fund of Connecticut Portfolios and
                                                            the AIM Tax-Free Intermediate Shares of its
AIM FUNDS GROUP,                                            Intermediate Portfolio
on behalf of the Class A and Class B
Shares of its AIM Balanced Fund, AIM
Intermediate Government Fund, AIM Growth                    By: /s/ ROBERT H. GRAHAM
Fund, AIM High Yield Fund, AIM Income                           -----------------------------------------------
Fund, AIM Municipal Bond Fund, AIM Global
Utilities Fund and AIM Value Fund Portfolios                Title: President
and on behalf of the Class A, Class B and Class C                 ---------------------------------------------
Shares of its AIM Money Market Fund Portfolio


By: /s/ ROBERT H. GRAHAM                                    THE SHAREHOLDER SERVICES
    -----------------------------------------------         GROUP, INC.

Title: President
      ---------------------------------------------         By: /s/ JACK P. KUTNER
                                                               ------------------------------------------------

AIM INTERNATIONAL FUNDS, INC.,                              Title: EVP - COO
of its AIM International Equity Fund, AIM Global                  ---------------------------------------------
Aggressive Growth Fund, AIM Global Growth Fund and
AIM Global Income Fund Portfolios


By: /s/ ROBERT H. GRAHAM
    -----------------------------------------------

Title: President
      ---------------------------------------------



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                       SCHEDULE #1 TO AMENDMENT NUMBER 1
                                  SQL/API FEES


Listed below are TSSG's License Fees for the SQL/API Product


o        One Time License Fee                               $30,000

o        Annual Maintenance Fee(1) billed                   $15,000
         quarterly in advance beginning the
         first month of the Agreement

o        On-Going Development Cost(2)                       $    125 per hour

o        Out of Pocket Expenses                             Per the existing
                                                            Remote Agreement
                                                            dated 12/23/94.


The Fund and TSSG intend to implement initially Release 5.0 of the SQL/API Product on 150 Workstations. For additional workstations beyond the 150 licensed, the Fund shall pay TSSG the then-current license, usage and support fees for each additional Workstation


__________________________________

        (1) The increase in the maintenance fee after the first year will be equal to the lesser of (i) the previous year's 12 month average increase in the Consumer Price Index (CPI) or (ii) seven percent (7%) of the maintenance fee charged by TSSG for the preceding twelve month period.

        (2) Development work includes product installation, customization and enhancements requested by the Fund.